UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 649-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06   Material Impairments.

Platinum Energy Resources, Inc. (the “Company”) determined that certain assets have been impaired due to the decline in prices for natural gas and oil, and overall industry activity.  This conclusion was made in connection with the preparation of the December 31, 2008 financial statements and Form 10-K.

Based on year-end 2008 commodity prices, the Company expects to record a non-cash, full-cost ceiling write-down of approximately $80 to $85 million in the fourth quarter of 2008.  The Company also expects to recognize a $5 million intangible asset and goodwill impairment charge related to the acquisition of Maverick Engineering, Inc.  The impairment charge will not impact the Company's cash flow or cash balances and is not expected to result in any material future cash expenditures.

On March 31, 2009 the Company filed on Form 12b-25 notice that additional time will be required to complete the financial statements and secondary reviews needed to finalize its Annual Report on Form 10-K for the year ended December 31, 2008. As such, notification of the material impairment is required to be filed on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: April 1, 2009
	By:	/s/ Al Rahmani
Al Rahmani
Interim Chief Executive Officer

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